Exhibit 99.1

LRR Energy, L.P. Announces First Quarter 2013 Results

Houston, Texas (May 1, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy” or the “Partnership”) announced today its operating and financial results for the three months ended March 31, 2013.

Selected Financial and Operating Information

LRR Energy’s financial statements for the previous period have been recast to include all closed acquisitions through March 31, 2013 from Lime Rock Resources since its initial public offering, as the acquisitions are considered between entities under common control.  A summary of selected financial and operating information follows.  For consolidated financial statements for the period ended March 31, 2013, please see the accompanying tables on pages 7-9.

	Three Months Ended
	March 31, 2013
	(unaudited)
	(in thousands)

Oil, natural gas and natural gas liquids sales	$21,613
Realized gain on commodity derivative instruments	$4,105
Unrealized loss on commodity derivative instruments	$(10,029)
Total revenues	$15,758
Lease operating expense	$6,213
Production and ad valorem taxes	$1,693
General and administrative expense	$3,299
Interest expense	$2,265
Net loss	$(7,450)
Net loss per limited partner unit	$(0.32)

Capital expenditures	$3,824
Adjusted EBITDA (1)	$14,944
Distributable cash flow (1)	$8,010

Cash Distribution - common unitholders	$9,384	(2)
Cash Distribution - all unitholders	$12,637	(2)
Distribution coverage ratio - common unitholders (1)	0.85	x
Distribution coverage ratio - all unitholders (1)	0.63	x

(1)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

(2)         Includes $1.8 million of distributions related to common units sold in the March 2013 equity offering.

Three Months Ended
March 31, 2013

Average net production (Boe/d)	5,900
Average unit costs per Boe:
Lease operating expense	$11.71
Production and ad valorem taxes	$3.19
General and administrative expense	$6.22

LRR Energy’s average daily production of 5,900 Boe/d for the quarter was negatively impacted by the items below which resulted in lower production of approximately 500 Boe/d.  The Partnership estimates that its average net production for April 2013 will be approximately 6,500 Boe/d.

At the Red Lake field, the third party gas processor required LRR Energy to flare approximately 75 Boe/d due to plant capacity constraints and compressor issues during the quarter. LRR Energy is currently flaring approximately 60 Boe/d due to plant capacity limits and expects that it will continue to flare at this level until the gas plant is expanded, which the Partnership expects will occur during the fourth quarter of 2013.  Delays in LRR Energy’s recompletion program at the Red Lake field during the quarter resulted in lower production of approximately 42 Boe/d.  The Partnership expects the delayed projects to be completed during the second quarter.

The Putnam field experienced weather related shut-ins of approximately 67 Boe/d for the quarter.  The Putnam field has resumed normal operations.

Production at the Pecos Slope field was curtailed by approximately 1.8 MMcf/d (300 Boe/d) during the quarter due to the previously disclosed high nitrogen content of the produced natural gas (1.0 MMcf/d or 167 Boe/d) and a compressor failure (0.8 MMcf/d or 133 Boe/d).  The compressor resumed service on February 18, 2013.  The current nitrogen content curtailment is approximately 1.0 MMcf/d (167 Boe/d), and LRR Energy expects it to remain at this level until the field-wide nitrogen rejection facility is installed, which it expects will occur in late 2013.  A well at the New Years Ridge field had a tubing failure resulting in curtailed production of approximately 150 Mcfe/d (25 Boe/d) during the quarter. The well is back in service.

The actual timing and amount of resumed production related to the items above may differ from these estimates.

In addition to lower realized production, LRR Energy’s financial results for the quarter were materially impacted by a higher Midland to Cushing oil differential. The differential averaged $7.88 per barrel for the quarter compared to the full year 2011 and 2012 average differential of $2.30 per barrel.  The Partnership estimated the impact of the higher differential (compared to the 2011 and 2012 average differential) on revenue and Adjusted EBITDA for the quarter to be approximately $0.8 million.  In February 2013, LRR Energy executed Midland to Cushing oil basis swaps for March 2013 through December 2014 on the majority of its expected production that it expects will be impacted by the differential.  The average hedged differential per barrel prices are $1.25 and $1.00 for 2013 and 2014, respectively.  The differential for May 2013 settled at $0.17 per barrel.

LRR Energy’s distribution coverage was further impacted by the timing of the March equity offering and the closing of the April Acquisition (as defined below).  The majority of the net proceeds of the March equity offering were used to fund the April Acquisition.  Because the equity offering closed prior to the first quarter distribution record date, the Partnership will pay distributions of approximately $1.8 million on the units that were issued in the March equity offering.  Since the April Acquisition closed on April 1, 2013, the first quarter financial results have not been recasted for the April Acquisition.

Recent Events

On April 1, 2013, LRR Energy closed its previously announced acquisition of oil and natural gas properties in the Mid-Continent region in Oklahoma and crude oil hedges from its sponsor, Lime Rock Resources (the “April Acquisition”), for a purchase price of $38.2 million, subject to customary purchase price adjustments.  The Partnership funded the acquisition with the net proceeds from the equity offering it completed in March 2013 in which it raised approximately $59.6 million after deducting underwriting discounts and estimated offering expenses.

In April 2013, LRR Energy’s senior secured revolving credit facility lending group reaffirmed its borrowing base of $250 million.  As of April 30, 2013, the Partnership had $185 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $65 million of available borrowing capacity under its revolving credit facility which management believes provides ample financial flexibility to execute its 2013 capital program and distribution strategy.

On April 17, 2013, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the first quarter of 2013 of $0.4825 per outstanding unit, or $1.93 on an annualized basis.  The distribution will be paid on May 15, 2013 to all unitholders of record as of the close of business on May 1, 2013.

2013 Guidance

LRR Energy has revised its full year 2013 guidance to reflect the April Acquisition and the delays in production as noted above.  Based on current estimates, and assuming no future acquisitions, the Partnership’s full year 2013 guidance is as follows:

2013 Guidance
Daily Production (Boe/d)	6,250 - 6,550

LOE ($/Boe)	$10.50 - $11.00

Capital Expenditures ($MM)
Maintenance	$20.3
Growth and other	9.7
Total	$30.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of March 31, 2013, LRR Energy had the following outstanding derivative contracts.

	Index	2013	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	5,642,670	6,077,016	5,500,236	5,433,888	5,045,760
Weighted average price		$5.09	$5.53	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	NYMEX	5,584,726	5,876,098	5,326,559	2,877,047	—
Weighted average price		$(0.1363)	$(0.1521)	$(0.1661)	$(0.1115)	$—

Puts (MMBTUs)	NYMEX-HH	122,625	—	—	—	—
Strike price		$3.00	$—	$—	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	496,216	550,357	420,381	397,488	198,744
Weighted average price		$95.20	$95.81	$94.72	$86.02	$85.75

Basis swaps (BBLs)	NYMEX-WTI	372,590	410,400	—	—	—
Weighted average price		$(1.25)	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	167,402	105,214	—	—	—
Weighted average price		$41.95	$35.35	$—	$—	$—

Subsequent to March 31, 2013, as part of the April Acquisition, LRR Energy acquired the following commodity hedges.

	Index	2013	2014

Oil positions
Price swaps (BBLs)	NYMEX-WTI	38,250	30,000
Weighted average price		$102.75	$98.20

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than May 10, 2013.  The 10-Q will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Thursday, May 2, 2013, at 10:00 a.m. EDT (9:00 a.m. CDT) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 39257761).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through May 20, 2013. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 39257761).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and  other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

(unaudited)

	Three Months Ended March 31,
	2013	2012
Production:
Oil (MBbls)	164	169
Natural gas (MMcf)	1,774	2,150
NGLs (MBbls)	71	66
Total (MBoe)	531	593
Average net production (Boe/d)	5,900	6,516

Average sales price:
Oil (per Bbl):
Sales price	$81.92	$97.98
Effect of realized commodity derivative instruments	1.45	(0.25)
Realized sales price	$83.37	$97.73

Natural gas (per Mcf):
Sales price	$3.36	$2.71
Effect of realized commodity derivative instruments	1.99	2.46
Realized sales price	$5.35	$5.17

NGLs (per Bbl):
Sales price	$31.25	$48.97
Effect of realized commodity derivative instruments	4.77	0.09
Realized sales price	$36.02	$49.06

Average unit costs per Boe:
Lease operating expenses	$11.71	$11.03
Production and ad valorem taxes	$3.19	$2.90
General and administrative expenses	$6.22	$5.36
Depletion and depreciation	$17.74	$16.83

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues:
Oil sales	$13,435	$16,558
Natural gas sales	5,959	5,828
Natural gas liquids sales	2,219	3,232
Realized gain on commodity derivative instruments	4,105	5,248
Unrealized loss on commodity derivative instruments	(10,029)	(271)
Other income	69	3
Total revenues	15,758	30,598

Operating Expenses:
Lease operating expense	6,213	6,544
Production and ad valorem taxes	1,693	1,720
Depletion and depreciation	9,416	9,983
Impairment of oil and natural gas properties	—	3,093
Accretion expense	457	373
Gain on settlement of asset retirement obligations	(25)	(98)
General and administrative expense	3,299	3,183
Total operating expenses	21,053	24,798

Operating income (loss)	(5,295)	5,800

Other income (expense), net
Interest expense	(2,265)	(1,128)
Realized loss on interest rate derivative instruments	(174)	(33)
Unrealized gain on interest rate derivative instruments	289	805
Other income (expense), net	(2,150)	(356)

Income (loss) before taxes	(7,445)	5,444
Income tax expense	(5)	(126)
Net income (loss)	(7,450)	5,318
Net income attributable to predecessor operations	—	(1,469)
Net income (loss) available to unitholders	$(7,450)	$3,849

Computation of net income (loss) per limited partner unit:

General partners’ interest in net income (loss)	$(7)	$4

Limited partners’ interest in net income (loss)	$(7,443)	$3,845

Net income (loss) per limited partner unit (basic and diluted)	$(0.32)	$0.17

Weighted average number of limited partner units outstanding	22,923	22,421

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

 (in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(7,450)	$5,318
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion and depreciation	9,416	9,983
Impairment of oil and natural gas properties	—	3,093
Unrealized (gain) loss on derivative instruments, net	9,740	(534)
Accretion expense	457	373
Amortization of equity awards	115	69
Amortization of derivative contracts	247	—
Amortization of deferred financing costs and other	82	74
Gain on settlement of asset retirement obligations	(25)	(98)
Changes in operating assets and liabilities:
Change in receivables	(437)	3,977
Change in prepaid expenses	29	(334)
Change in accrued liabilities and deferred tax liabilities	2,457	(427)
Change in amounts due to/from affiliates	(4,777)	(1,201)
Net cash provided by operating activities	9,854	20,293

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	—	(1,624)
Development of oil and natural gas properties	(3,824)	(4,747)
Expenditures for other property and equipment	—	(16)
Net cash used in investing activities	(3,824)	(6,387)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	29,000	—
Principal payments on revolving credit facility	(22,000)	—
Equity offering, net of expenses	59,583	—
Distribution to Fund I	(22,086)	—
Contribution to Fund I	—	(3,403)
Distributions	(10,785)	(5,213)
Net cash provided by (used in) financing activities	33,712	(8,616)

NET INCREASE IN CASH AND CASH EQUIVALENTS	39,742	5,290

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,467	1,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$43,209	$6,803

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Change in accrued capital costs	$3,885	$(2,590)
Asset retirement obligations	(167)	(81)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$43,209	$3,467
Accounts receivable	7,687	7,250
Commodity derivative instruments	10,342	16,134
Due from affiliates	2,800	—
Prepaid expenses	719	748
Total current assets	64,757	27,599
Property and equipment (successful efforts method)	808,442	800,624
Accumulated depletion, depreciation and impairment	(330,794)	(321,377)
Total property and equipment, net	477,648	479,247
Commodity derivative instruments	17,377	19,821
Deferred financing costs, net of accumulated amortization	1,454	1,559
TOTAL ASSETS	$561,236	$528,226
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$3,892	$1,415
Accrued capital cost	6,246	2,361
Due to affiliates	—	1,977
Commodity derivative instruments	3,373	1,671
Interest rate derivative instruments	605	659
Asset retirement obligations	423	500
Total current liabilities	14,539	8,583
Long-term liabilities:
Commodity derivative instruments	1,189	874
Interest rate derivative instruments	3,291	3,526
Term loan	50,000	50,000
Revolving credit facility	185,000	178,000
Asset retirement obligations	33,232	32,615
Deferred tax liabilities	100	120
Total long-term liabilities	272,812	265,135
Total liabilities	287,351	273,718
Unitholders’ Equity:
Predecessors’ capital	—	24,673
General partner (22,400 units issued and outstanding as of March 31, 2013 and December 31, 2012)	380	396
Public common unitholders (17,598,939 units issued and outstanding as of March 31, 2013 and 10,676,742 units issued and outstanding as of December 31, 2012)	235,996	169,919
Affiliated common unitholders (1,849,600 units issued and outstanding as of March 31, 2013 and 5,049,600 units issued and outstanding as of December 31, 2012)	7,911	25,563
Subordinated unitholders (6,720,000 units issued and outstanding as of March 31, 2013 and December 31, 2012)	29,598	33,957
Total Unitholders’ Equity	273,885	254,508
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$561,236	$528,226

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income (loss) plus income tax expense (benefit); interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; (gain) loss on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; amortization of derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that the Partnership deems appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of the Partnership’s outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks and others, to assess the Partnership’s operating performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis and the ability of its assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA to net income, the Partnership’s most directly comparable GAAP financial performance measure, for the three months ended March 31, 2013 and 2012.

	Three Months Ended March 31,
(in thousands)	2013	2012

Net income (loss)	$(7,450)	$5,318
Income tax expense	5	126
Interest expense-net	2,150	356
Depletion and depreciation	9,416	9,983
Accretion of asset retirement obligations	457	373
Amortization of equity awards	115	69
Gain on settlement of asset retirement obligations	(25)	(98)
Unrealized losses on commodity derivative instruments	10,029	271
Amortization of derivative contracts	247	—
Impairment of oil and natural gas	—	3,093
Interest income	—	—
Unrealized gain on commodity derivative instruments	—	—
Adjusted EBITDA	$14,944	$19,491

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

The following table presents a reconciliation of Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders to Adjusted EBITDA for the three months ended March 31, 2013 and 2012. Adjusted EBITDA is reconciled to net income, the Partnership’s most directly comparable GAAP financial performance measure, above.

	Three Months Ended March 31,
(in thousands)	2013		2012

Adjusted EBITDA	$14,944		$19,491
Income tax expense	(5)		(126)
Cash interest expense	(2,129)		(1,410)
Estimated maintenance capital (1)	(4,800)		(4,800)
Distributable Cash Flow	$8,010		$13,155

Cash Distribution - common unitholders	9,384	(2)	7,462
Cash Distribution - all unitholders	12,637	(2)	10,664
Distribution coverage ratio - common unitholders (1)	0.85	x	1.76	x
Distribution coverage ratio - all unitholders (1)	0.63	x	1.23	x

(1)         Amount represents pro-rated for the period.

(2)         Includes $1.8 million of distributions related to common units sold in the March 2013 equity offering.